EXHIBIT 10.3

Suite 1200, 888 Dunsmuir Street Vancouver, BC V6C 3K4 Tel: (604) 629-2991

December 11, 2015

Laurie Sadler

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Dear Mr. Sadler,

Re:	Agreement to Continue Employment

As you know, Lynden Energy Corp. (“Lynden”) may undertake a plan of arrangement which, if completed, will result in a change of control of Lynden (the “Arrangement”). In order to complete the Arrangement if it proceeds, Lynden will need you to continue as its chief financial officer. To entice you to continue in such position until the date on which the Arrangement is effected (the “Effective Date”) and to provide reasonable assistance in the transition to new management of Lynden for a period of 90 days following the Effective Date, Lynden proposes to pay to your company, Timeout Holdings Inc., the sum of CDN$25,000 (the “Final Payment”) plus GST. The Final Payment will be in addition to your current remuneration. Lynden agrees to pay the Final Payment to you by the business day immediately preceding the Effective Date provided that you:

1.	continue as Lynden’s chief financial officer until the Effective Date on the current terms of remuneration (unless altered by mutual written agreement of you and Lynden); and

2.	execute and deliver on the Effective Date to Lynden a release substantially in the form contemplated under the agreement concerning the Arrangement.

Please indicate your acceptance of the above by signing where indicated below. We look forward to continuing to work with you and we appreciate your ongoing assistance.

Yours truly,

Lynden Energy Corp.

Per:	/s/ Colin Watt
Colin Watt, CEO and President

The undersigned accepts the above.

/s/ Laurie Sadler
Signature